Exhibit 10.2

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

The Employment Agreement between CMRG APPAREL, LLC, (the “Company”) a “Related Entity”, as defined in the 2006 Incentive Compensation Plan, of Casual Male Retail Group, Inc., and Derrick Walker (“Executive”) dated as of May 29, 2012 (the “Agreement”) is hereby amended effective as of May 29, 2012 (the “Amendment”). Capitalized terms used herein and not defined shall have the same meanings herein as in the Agreement.

WITNESSETH:

WHEREAS, the parties need to correct the provision in the Agreement regarding the vesting schedule for the initial grant of options to Executive to reflect accurately the prior approval of the grant by the Compensation Committee of the Company’s Board of Directors which was inadvertently overlooked in the drafting of the Agreement;

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Paragraph 3(d) of the Agreement is hereby deleted in its entirety and the following is hereby substituted in place thereof:

(d) Executive will be granted fifty thousand (50,000) CMRG Non-Qualified Stock Options as of the close of trading on June 14, 2012. These shares will vest over a four year period, with the first 1/3 of the grant becoming exercisable on the second anniversary of the date of grant and an additional 1/3 becoming exercisable on each of the third and fourth anniversaries of the date of grant thereafter. Details will be provided in a formal Stock Agreement.

2. Except as otherwise modified hereby, the terms and conditions of the Agreement are hereby ratified, approved and confirmed as of the date hereof and shall remain in full force and effect.

3. This First Amendment supersedes all prior communications between the Parties hereto with respect to the subject matter hereof and shall be binding upon and inure to the benefit of the Parties, their respective successors and assigns.

4. This First Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, under seal, as of the date and year first above written.

CMRG APPAREL, LLC.

By:	/s/ David A. Levin	Date:	8/15/2012
Name:	David A. Levin
Its:	President, Chief Executive Officer

By:	/s/ Dennis R. Hernreich	Date:	8/15/2012
Name:	Dennis R. Hernreich
Its:	Executive VP, COO, CFO

/s/ Derrick Walker		Date:	8/15/2012
Derrick Walker

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